Exhibit (k)(2)

                          NOTICE OF GUARANTEED DELIVERY
               FOR SHARES OF CAPITAL STOCK OF THE INDIA FUND, INC. SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

                      THE INDIA FUND, INC. RIGHTS OFFERING

         As set forth in the Fund's Prospectus dated       , 2004 under the
"Offer--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's capital stock subscribed for by exercise of rights pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, express mail, overnight courier or first-class mail to The Colbent Corporation, the subscription agent,
and must be received prior to 5:00 p.m. New York City time on      , 2004.* The
terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                            THE COLBENT CORPORATION

BY FIRST CLASS MAIL:         BY EXPRESS MAIL OR OVERNIGHT COURIER:    BY HAND:
The Colbent Corporation      The Colbent Corporation                  Securities Transfer & Reporting
Attn: Corporate Actions      Attn: Corporate Actions                  Services, Inc.
P.O. Box 859208              161 Bay State Road                       c/o The Colbent Corporation
Braintree, MA 02185-9208     Braintree, MA 02184-5203                 Attn: Corporate Actions
                                                                      100 Williams Street, Galleria
                                                                      New York, NY 10038

                           BY FACSIMILE TRANSMISSION:


                              CONFIRM BY TELEPHONE:


          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
                INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER,
       OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

         The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to The Colbent Corporation and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to The
Colbent Corporation prior to 5:00 p.m., New York City time, on      , 2004.* The
Subscription Certificate and full payment must then be delivered by the close of
business on      , 2004* to The Colbent Corporation. Failure to do so will
result in a forfeiture of the rights.


                          (CONTINUED ON THE OTHER SIDE)
-------------------------
         *     Unless extended by the Fund.

                                   GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery to The Colbent Corporation by the close of
business (5:00 p.m., New York City time) on      , 2004 (unless extended) of (i)
a properly completed and executed Subscription Certificate and (ii) payment of the full estimated subscription price for shares subscribed for on primary subscription and pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

Number of primary subscription
shares of which you are
guaranteeing delivery
of rights and payment:

-----------------------------------------------------

Number of over-subscription
shares of which you are
guaranteeing delivery of payment:

-----------------------------------------------------

Number of rights to be delivered:

-----------------------------------------------------

Total subscription price payment to
be delivered:

-----------------------------------------------------

Method of delivery of rights (circle one)

A. through The Depository Trust Company ("DTC")**

B. direct to The Colbent Corporation


-----------------------------------------    -----------------------------------
Name of Firm                                 Authorized Signature


Address                                      Title


Zip Code                                     Name (Please Type or Print)


Name of Registered Holder (If Applicable)


Telephone Number                             Date


-------------------------
         ** If the rights are to be delivered through DTC, a representative of The Colbent Corporation will phone you with a protect identification number, which needs to be communicated by you to DTC.